                                                                    EXHIBIT 23.5

                          CONSENT OF ERNST & YOUNG LLP


     We consent to the incorporation by reference in the Registration Statement on Form S-4 of Clear Channel Communications, Inc. of our reports dated March 11, 1998, with respect to the consolidated financial statements and financial statement schedule of Clear Channel Communications, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP
----------------------------------
ERNST & YOUNG LLP

February 23, 1999
San Antonio, Texas